Exhibit 10.1

THE FRESH MARKET, INC.
ANNUAL INCENTIVE COMPENSATION PROGRAM
FOR EXECUTIVE OFFICERS
SECTION 1. Purpose. The purpose of this [●] Annual Incentive Compensation Program for Executive Officers (the “Program”) is to provide incentives and reward executive officers for achieving specified performance goals in fiscal year [●].
SECTION 2. Definitions. Capitalized terms used herein that are not defined herein have the meanings as used or defined in The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”). As used herein, the following terms shall have the meanings set forth below:
“Adjusted Net Income” shall mean net income determined in accordance with U.S. generally accepted accounting principles as set forth on the Company’s audited consolidated financial statements adjusted to exclude unusual, non-recurring, transition, one-time or similar items or charges determined on an income tax affected basis as set forth on Schedule B attached hereto.
“Award” shall mean any amount granted to a Participant under the Program.
“Award Notice” shall mean, with respect to any Participant, the award notice delivered to such Participant in the form attached hereto as Schedule A.
“Operating Income” shall mean the Company’s operating income as determined in accordance with U.S. generally accepted accounting principles as set forth on the Company’s audited consolidated financial statements and adjusted to exclude unusual, non-recurring, transition, one-time or similar items or charges as set forth on Schedule B attached hereto.
“Performance Period” shall mean the Company’s fiscal year [●].
“Return on Invested Capital” shall mean, with respect to the Performance Period, the quotient of (A) (i) one (1) minus the Company’s effective tax rate (expressed in decimal place), multiplied by (ii) the sum of (x) the Company’s Adjusted Net Income plus (y) interest expense plus (z) provision for income taxes, in each case, for the Performance Period divided by (B) the excess of (i) the average of the Company’s total asset balance for each fiscal quarter in the Performance Period minus (ii) the average of the Company’s cash and cash equivalents balance for each fiscal quarter in the Performance Period minus (iii) the average of the Company’s current liabilities balance (less any interest bearing amounts included in such balance) for each fiscal quarter in the Performance Period. For the avoidance of doubt, if the Company’s effective tax rate is 40.1%, it shall be expressed as 0.401 in the calculation above.

Exhibit 10.1

“Total Sales” shall mean sales as determined in accordance with U.S. generally accepted accounting principles and set forth on the statement of income (or similar financial statement) for the Performance Period.
SECTION 3. Participants. Executives entitled to participate in the Program shall be selected by the Committee, or such executive officers to whom the Committee has delegated its authority in accordance with Section 9, in its sole discretion (each, a “Participant”).
SECTION 4. Awards. Not later than 90 days after the commencement of the Performance Period, each Participant in the Program shall receive an Award Notice. Such Award Notice shall specify the maximum Award payable to each Participant (the “Maximum Amount”) upon achievement of the Performance Goal (as defined in Section 5(a)). Awards are intended to constitute Cash Incentive Awards as defined in the Plan and to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
SECTION 5. Payment of Awards. (%2) Performance Goal. Payments to each Participant in respect of such Participant’s Award shall be contingent on the achievement of positive Operating Income for the Performance Period (the “Performance Goal”). In the event the Performance Goal is not attained, Participants shall not be entitled to receive any payments in respect of any Awards.
(a) Committee Certification. Subject to section 5(e), following the completion of the Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goal has been achieved. The Committee shall then determine the applicable Award payment for each Participant.
(b) Negative Discretion. In determining the applicable Award payment the Committee may, in its sole discretion, reduce or eliminate the Maximum Amount (if any) based on the facts and circumstances as determined by the Committee in its sole discretion, including as set forth on each Participant’s Award Notice, even if the Performance Goal has been attained.
(c) Payment Date. As soon as reasonably practicable following the Committee’s determination of the applicable Award payment, but in no event later than April 5 (or the next business day) of the year following the end of the Performance Period, the Company shall pay the applicable Award payment (if any) in cash to each Participant.
(d) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Affiliates at the end of the Performance Period to be eligible for payment in respect of any Award. For the avoidance of doubt, if the Participant’s employment terminates prior to the end of the Performance Period, the Participant shall forfeit any rights to payment in respect of such Award.

Exhibit 10.1

SECTION 6. Recoupment. The Company has adopted The Fresh Market, Inc.’s Compensation Recoupment Policy (the “Recoupment Policy”) that requires certain persons identified therein to repay the Company excess performance-based compensation as and to the extent set forth therein. Awards are subject to the terms and conditions of the Recoupment Policy. The Committee will review the Compensation Recoupment Policy to ensure compliance with any rules or regulations adopted by the Securities and Exchange Commission or The Nasdaq Stock Market, LLC to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to the Recoupment Policy to comply with such rules or regulations shall apply to annual Performance Compensation Awards under the Plan.
SECTION 7. No Limit on Other Compensation Arrangements. Nothing contained in the Program shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
SECTION 8. The Plan. This Program is adopted pursuant to the Plan, all the terms of which, other than those set forth in Section 8 of the Plan, are hereby incorporated in this Program. In the event of any conflict between the terms of the Plan, on the one hand, and the terms of this Program, on the other hand, the terms of the Plan shall govern.
SECTION 9. Administration. The Program shall be administered by the Committee. The Committee may delegate, on such terms and conditions as it determines in its discretion, administration of the Program to one or more executive officers of the Company, except that the Committee may not delegate such authority as it relates to any executive officer. The Committee may amend, withdraw or terminate the Program at any time and may make such determinations, interpretations and other decisions under or with respect to the Program or awards made under the Program in its discretion and as it deems necessary and/or appropriate and any such determination, interpretation or decision shall be final, conclusive and binding on all persons, including the Participant, subject to the terms and conditions of the Plan and applicable law.

Schedule A
THE FRESH MARKET, INC.
ANNUAL INCENTIVE COMPENSATION PROGRAM
FOR EXECUTIVE OFFICERS

AWARD NOTICE

Granted To: [●]

Performance Period: fiscal year [●]

Maximum Amount: [●]

Non-Binding Target Bonus: [●] of base salary

Negative Discretion Performance Factors: Levels of achievement of goals with respect to Operating Income and Total Sales are described in the tables below. In determining the percentage of the Non-Binding Target Bonus that may be payable, Operating Income shall be weighted [●]% and Total Sales shall be weighted [●]% (the amount of such percentage, the “Non-Binding Bonus Amount”). Performance achievement levels between those specified below shall result in the payment of an Award amount determined by linear interpolation. The Non-Binding Bonus Amount shall be reduced by [●]% in the event Return on Invested Capital is less than [●]%.

	Operating Income	Total Sales	Percentage of Applicable Portion of Non-Binding Target Bonus
>Maximum	>$[●]	>$[●]	[●]%
Maximum	$[●]	$[●]	[●]%
Target	$[●]	$[●]	[●]%
Threshold	$[●]	$[●]	[●]%
< Threshold	<$[●]	<$[●]	0%

Awards granted pursuant to this Award Notice are subject to the terms of The Fresh Market, Inc. [●] Annual Incentive Compensation Program, The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan and The Fresh Market, Inc. Compensation Recoupment Policy.

Schedule B
THE FRESH MARKET, INC.
ANNUAL INCENTIVE COMPENSATION PROGRAM
FOR EXECUTIVE OFFICERS

EXCLUDED ITEMS AND CHARGES